Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-62069 on Form S-3 and Registration Statement Nos. 033-60871, 333-74213, 333-74215, and 333-56066 on Form S-8 of Concord EFS, Inc. of our report dated March 2, 2001 (relating to the 1999 and 2000 consolidated financial statements of Star Systems, Inc. not presented separately in Exhibit 99.3) appearing in this Form 8-K/A.

/s/DELOITTE & TOUCHE LLP
Certified Public Accountants

Orlando, Florida
April 12, 2001